UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2008

KARAT PLATINUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52706 (Commission File Number)	20-5297544 (IRS Employer Identification No.)

Karat Platinum, Inc.
15 Hoover Street
Inwood, New York 11096
(Address of principal executive offices)

(516) 592-5600
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On October 29, 2008 Karat Platinum, LLC (“Karat”), a New York limited liability company and a wholly-owned subsidiary of Karat Platinum, Inc., a Nevada corporation (the “Registrant”), executed and delivered a secured promissory note in the principal amount of $300,000 (the “Note”) in favor of Septimus Ventures LLC, a New York limited liability company (the “Creditor”), evidencing a loan in the principal amount of the Note that was made by the Creditor to Karat. As reported on Form 8-K on October 6, 2008, on September 16, 2008 Karat issued a secured promissory note to the Creditor evidencing a loan in the principal amount of $500,000.

Bonnie Septimus, who is a director of the Registrant, and Philip Septimus, who is the chairman of the Registrant’s board of directors and its secretary, are members of the Creditor.

The Note matures on March 16, 2009, and prepayment of all or any portion of the principal and accrued interest is permitted at any time before maturity without penalty or premium. Interest on the outstanding principal of the Note accrues at the rate of 12%, computed on the basis of a 365-day year and the actual days elapsed, and is payable at maturity.

Pursuant to the Note Karat granted the Creditor a lien on and a continuing security interest in the property and assets of Karat, in accordance with the terms of the January 30, 2008 security agreement between Karat and Continental Capital, LLC, as amended from time to time.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.38	Secured Promissory Note, dated October 29, 2008 in the principal amount of $300,000, made by Karat Platinum, LLC in favor of Septimus Ventures LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARAT PLATINUM, INC.

Date: October 30, 2008	/s/ David Neuberg
Name: David Neuberg
Title: Chief Executive Officer